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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-52814) pertaining to the 1995 Stock Plan and the 2000 Employee Stock Purchase Plan of Catalytica Energy Systems, Inc. of our reports dated, October 17, 1999, except for the second paragraph of Note 4 as to which is August 28, 2000 and October 26, 1998 relating to the financial statements of GENXON Power Systems, L.L.C.

                                       /s/ PricewaterhouseCoopers, LLP

San Jose, CA
March 15, 2001